Exhibit 15.4

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No.333-284305) and Form S-8 (No.333-279404, No.333-270547, No.333-228771, No.333-204494 and No.333-197226) of our report dated April 19, 2024 relating to the financial statements of TCTM Kids IT Education Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Beijing, China

May 15, 2025

BEIJING OFFICE • Units 06-09 • 46th Floor • China World Tower B • No. 1 Jian Guo Men Wai Avenue • Chaoyang District • Beijing • 100004

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com